Exhibit (10)(f)(ii)

                                    ADDENDUM

            THIS ADDENDUM is entered as of January 11, 1995, by and between VICTOR COMPANY OF JAPAN, LIMITED, a corporation duly organized and existing under the laws of Japan, having its principal office at 12, 3-Chome, Moriyacho, Kanagawa-ku, Yokohama 221, Japan (hereinafter referred to as "Licensor"), and ALLIED DIGITAL TECHNOLOGIES CORP., a corporation duly organized and existing under the laws of the State of Delaware U.S.A., having an office and place of business at 7375 Woodward Avenue, Detroit, Michigan 48202- 3121, U.S.A. (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

            WHEREAS, on January 11, 1995, Licensee was formed as a result of a merger between Allied Film Laboratory, Inc. ("Allied"), a corporation organized and existing under the laws of the State of Michigan, U.S.A., having its principal office at 7375 Woodward Avenue, Detroit, Michigan 48202, U.S.A., and HMG Digital Technologies Corp. d/b/a Hauppauge Manufacturing Group ("HMG"), a corporation duly organized and existing under the laws of the State of New York, U.S.A., having its principal office at 15 Gilpin Avenue, Hauppauge, New York 11788, U.S.A.; and


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            WHEREAS, Allied was a party to that certain VHS Cassette License
Agreement For Duplicators dated as of July 1, 1991 (as amended, supplemented or otherwise modified, the "Allied License Agreement") between Allied and Licensor; and

            WHEREAS, Hauppauge Record Manufacturing, Ltd. ("HRM"), a wholly owned subsidiary of HMG, was a party, as the successor by merger with Hauppauge Video Manufacturing, Ltd., to that certain VHS License Agreement For Duplicators dated as of April 12, 1989 (as amended, supplemented or other modified, the "HNG License Agreement") between HRM and Licensor; and

            WHEREAS, Licensee assumed the business assets and liabilities of Allied and HMG, including the Allied License Agreement and the HNG License Agreement; and

            WHEREAS, Licensor and Licensee are parties to a VHS Cassette License Agreement For Duplicators dated as of July 1, 1991 (the "Duplicator Agreement"), pursuant to which Licensee is granted, subject to its full compliance with all of the terms and conditions of the Duplicator Agreement, a worldwide license to use certain intellectual property rights and proprietary information owned by Licensor; and

            WHEREAS, Licensor and Licensee wish to amend certain terms and conditions of the Duplicator Agreement as set forth herein and to otherwise reaffirm such Duplicator Agreement in its entirety.

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            NOW, THEREFORE, in consideration of the mutual agreements and covenants of the parties, it is agreed as follows:

            1. Notwithstanding the provisions of Article 5(1)iii. of the Duplicator Agreement to the contrary, in any calendar year in which Licensee shall sell or otherwise transfer in excess of 50 million Licensed Products, Licensee may elect to pay to Licensor a flat royalty payment of $1,000,001 for such calendar year. Such flat royalty payment is to be paid to Licensor in four equal quarterly payments to be made by wire transfer as provided in Article 5 of the Duplicator Agreement. If Licensee shall sell or otherwise transfer less than 50 million Licensed Products in a calendar year or, if Licensee shall not exercise the election herein granted, then Licensee shall pay royalty payments to Licensor in accordance with the provisions of Article 5(1)iii. of the Duplicator Agreement, as herein amended.

            2. Paragraph (1)iii.(b) of Article 5 shall be re-numbered to become paragraph (1)iii.(b-1) and shall be further amended by adding the words "until March 31, 1993," before the word "Eighty" in the first line thereof.

            3. Article 5 of the Duplicator Agreement shall be amended to include the following as paragraph (1)iii.(b-2):

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            (b-2) On or after April 1, 1993, Eighty Seven Thousand Five Hundred
            Dollars (U.S. $87,500) plus Two Point Thirty Three Cents (2.33 cents) for each Licensed Product in excess of 3.75 million pieces sold or otherwise transferred by Licensee during such quarter, provided, however, that if Licensee can demonstrate to Licensor's reasonable satisfaction that certain of the Licensed Products sold or otherwise transferred by Licensee during such quarter have a recording time of thirty (30) minutes or shorter ("Short Cassettes"), then the royalty rate of 1.75 cents for each such Short Cassette in excess of 3.75 million pieces shall apply. the number of Short Cassettes in excess of 3.75 million pieces shall be prorated based on the number of Short Cassettes in the total umber of Licensed Products sold or otherwise transferred by Licensee during such quarter. For example, if Licensee sells or otherwise transfers a total number of 4,000,000 pieces of Licensed Products including 1,000,000 pieces of Short Cassettes, then the total royalty shall be calculated as follows:

            $87,500 + (4,000,000 - 3,750,000) x 2.33 cents x 0.75 + (4,000,000 -
            3,750,000) x 1.75 cents x *0.25 =



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            $92,962.50.  *The proportion of Short Cassettes is
            25% of the total number of Licensed Products
            (1,000,000 pieces/4,000,000 pieces).

            4. With respect to Licensor's enforcement of the trademark, technical information and patent rights referred to in the Duplicator Agreement ("Intellectual Property Rights"), Licensor warrants and represents as follows:

                  a.    Article 5(1) of the Duplicator
                        Agreement, as amended by this Addendum,
                        accurately reflects the current royalty
                        rates which Licensor charges to U.S.
                        duplicators of video cassettes pursuant
                        to JVC's standard VHS Cassette License
                        Agreements;

                  b. Except as may be set forth in the letter from Licensor to Allied dated July 11, 1994, a copy of which is annexed hereto and made a part hereof, all of the U.S. duplicators who have entered into VHS Cassette License Agreements ("Licensed Duplicators") have fulfilled their royalty obligations to Licensor as of the date of such letter, which obligations are as set forth in Article 5(1) of the Duplicator Agreement;




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                  c.    With respect to any Licensed Duplicators
                        identified in the annexed letter dated
                        July 11, 1994, Licensor has notified
                        such Licensed Duplicators of the
                        delinquent status of their royalty
                        obligations; and Licensor warrants and
                        represents that it will take all steps
                        reasonably necessary, in the sole
                        exercise of its reasonable discretion,
                        to insure that such delinquent Licensed
                        Duplicators comply with their royalty
                        obligations;

                  d.    Licensor will use its best efforts to
                        encourage U.S. duplicators and loaders
                        who are using Licensor's Intellectual
                        Property Rights to enter into VHS
                        Cassette License Agreements;

                  e. Licensor agrees that it will continue to enforce its Intellectual Property Rights to the same extent that it is presently enforcing such rights; and,

                  f.    On or before July 1, 1995 and on each
                        July 1 thereafter, Licensor will submit
                        to Licensee a certification to the
                        effect that each of the warranties and


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                        representations set forth in paragraphs 4(a)-4(e) of
                        this Addendum are current as of that date, except for any exclusions from such warranties and representations, which exclusions will be fully identified.

            5. Within sixty (60) days after execution of the Duplicator Agreement by Licensee, Licensee shall deliver to Licensor all royalty statements which reflect the total volume of Licensed Products sold or otherwise transferred by HMG, and the royalty due thereon, which royalty statements were not previously delivered to Licensor by HMG. Simultaneously, Licensee shall also deliver to Licensor all royalty statements which reflect the total volume of Licensed Products sold or otherwise transferred by Allied, and the royalty due thereon, which royalty statements were to previously delivered to Licensor by Allied.

            6. Licensee shall pay to Licensor the combined total of all outstanding royalty payments owed by both Allied and HMG (collectively, the "Outstanding Royalty Payment") in four equal payments, the first of which shall be paid at the same time that Licensee delivers to Licensor the royalty statements required in paragraph 5 hereof. Thereafter, each remaining payment of the Outstanding Royalty Payment shall be paid to Licensor within sixty (60)


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days after the preceding payment. All four payments are to be paid by wire-transfer in accordance with the provisions of Article 5 of the Duplicator Agreement.

            7. To the extent either Allied or HMG sold or otherwise transferred any Licensed Products during the first calendar quarter of 1995, such Licensed Products shall be reported by Licensee to Licensor as part of the volume of Licensed Products sold or otherwise transferred by Licensee shall pay all royalties due thereon.

            8. Except as otherwise provided in this Addendum, the terms and conditions of the Duplicator Agreement shall remain in full force and effect.


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            IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above written.

                              LICENSOR:

                              VICTOR COMPANY OF JAPAN, LIMITED

On: September 27, 1995        By: /s/ Takeo Shuzui
                                  ----------------------------
                                  Takeo Shuzui, President

At: Yokohama, Japan

ATTEST:

/s/ Yoshitaka Honda
---------------------------
Yoshitaka Honda, Manager
Intellectual Property Dept.

                              LICENSEE:

                              ALLIED DIGITAL TECHNOLOGIES CORP.

On: August 23, 1995           By: /s/ James A. Merkle
                                  ----------------------------
                                  James A. Merkle
                                  President/CEO

At: Detroit, Michigan

ATTEST:

/s/ Betty M. Gunther
---------------------------
Betty M. Gunther


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